EXHIBIT 99.1

Oil States Announces First Quarter 2022 Results of Operations

HOUSTON, April 28, 2022 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss of $9.4 million, or $0.16 per share, for the first quarter of 2022. During the first quarter of 2022, the Company generated revenues of $164.0 million and Consolidated EBITDA (Note A) of $14.5 million. These results compare to revenues of $161.3 million and Adjusted Consolidated EBITDA of $13.4 million reported in the fourth quarter of 2021.

First quarter 2022 highlights included:

  Consolidated revenues and EBITDA rose to the highest level reported since the outbreak of the COVID-19 pandemic in the first quarter of 2020
  Short-cycle product and service revenues increased 15% sequentially, driven by higher customer completion activity levels
  Offshore/Manufactured Products Adjusted Segment EBITDA (Note B) increased 14% sequentially, despite a 9% decline in revenue, yielding favorable EBITDA margins
  Offshore/Manufactured Products backlog increased $5 million to $265 million, with a book-to-bill ratio of 1.1x

Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,

"Our first quarter 2022 consolidated revenues and EBITDA exceeded projections, driven by the improved commodity price environment and a favorable sales mix in our Offshore/Manufactured Products segment. Consolidated revenues and EBITDA increased sequentially to $164.0 million and $14.5 million, respectively, despite ongoing challenges associated with the COVID-19 pandemic, including supply chain disruptions. Our consolidated revenue and EBITDA for the current quarter are at the highest level reported since the start of the pandemic.

"Adjusted Segment EBITDA for our Offshore/Manufactured Products segment increased $1.9 million, or 14%, sequentially totaling $15.6 million. During the first quarter 2022, backlog grew to $265 million at March 31, with quarterly bookings of $93 million, yielding a book-to-bill ratio of 1.1x.

"Our Well Site Services segment revenues increased 11% sequentially due primarily to higher customer activity in our U.S. Mid-Continent and Gulf Coast regions. The sequential quarter revenue growth was tempered by our exit of U.S. thru-tubing operations in January of 2022, which resulted in a $3.9 million reduction in revenue when compared to the fourth quarter of 2021.

"We were pleased to see first quarter revenues in our Downhole Technologies segment increase 23% from the fourth quarter, driven by higher demand internationally for perforating products along with improved U.S. sales of frac plugs and toe valves. Adjusted Segment EBITDA increased $2.7 million given strong segment incremental margins.

"We are encouraged by the continued increase in industry activity, which should benefit each of our operating segments over the balance of 2022."

BUSINESS SEGMENT RESULTS

(See Segment Data tables)

Offshore/Manufactured Products

Offshore/Manufactured Products reported revenues of $84.1 million and Adjusted Segment EBITDA of $15.6 million in the first quarter of 2022, compared to revenues of $92.2 million and Adjusted Segment EBITDA of $13.7 million reported in the fourth quarter of 2021. Revenues decreased 9% sequentially, driven primarily by a 22% decrease in project-driven revenues, while margins improved due to a favorable product and service mix. During the first quarter of 2022, the segment recorded bad debt expense of $0.8 million on receivables from its Russia-based customers. Adjusted Segment EBITDA margin in the first quarter of 2022 was 19%, compared to 15% in the fourth quarter of 2021.

Backlog totaled $265 million as of March 31, 2022, a 2% sequential increase from December 31, 2021. First quarter 2022 bookings totaled $93 million, yielding a quarterly book-to-bill ratio of 1.1x.

Well Site Services

Well Site Services reported revenues of $48.2 million and Adjusted Segment EBITDA of $5.5 million in the first quarter of 2022, compared to revenues of $43.3 million and Adjusted Segment EBITDA of $6.2 million reported in the fourth quarter of 2021. Adjusted Segment EBITDA margin in the first quarter of 2022 was 11%, compared to 14% in the fourth quarter of 2021. Revenue mix and inflationary pressures tempered overall segment margins.

Downhole Technologies

Downhole Technologies reported revenues of $31.8 million and Adjusted Segment EBITDA of $2.9 million in the first quarter of 2022, compared to revenues of $25.8 million and Adjusted Segment EBITDA of $0.1 million reported in the fourth quarter of 2021. Adjusted Segment EBITDA margin in the first quarter of 2022 was 9%, compared to 1% in the fourth quarter of 2021.

Corporate

Corporate expenses in the first quarter of 2022 totaled $9.6 million.

Interest Expense, Net

Net interest expense totaled $2.7 million in the first quarter of 2022, which included $0.5 million of non-cash amortization of deferred debt issuance costs.

Income Taxes

The Company recognized tax expense of $3.4 million on a pre-tax loss of $6.0 million during the first quarter of 2022. Income tax expense in the first quarter of 2022 included the impact of valuation allowances record against the Company's deferred tax assets as well as certain non-deductible expenses and discrete tax items. In the fourth quarter of 2021, the Company recognized a tax benefit of $0.3 million on a pre-tax loss of $20.1 million.

Financial Condition

No borrowings were outstanding under the Company's asset-based revolving credit facility (the "ABL Facility") at March 31, 2022. Cash totaled $39.2 million, compared to $52.9 million at December 31, 2021 due to working capital investments made as the Company prepares for growth. Liquidity (cash plus borrowing availability) totaled $90.2 million at March 31, 2022, with amounts available to be drawn under the ABL Facility totaling $51.0 million.

The Company's total debt represented 21% and 20% of combined total debt and stockholders' equity as of March 31, 2022 and December 31, 2021, respectively.

Subsequent Event

On April 14, 2022, our Offshore/Manufactured Products segment acquired E-Flow Control Holdings Limited ("E-Flow"), a global provider of fully integrated handling, control, monitoring and instrumentation solutions. The purchase price of $8.6 million was funded with cash on-hand.

Conference Call Information

The call is scheduled for April 29, 2022 at 9:00 a.m. central daylight time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (866) 374-5140 in the United States or by dialing +1 (404) 400-0571 internationally and using the passcode 40967423#. A replay of the conference call will be available one and a half hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.

About Oil States

Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, geopolitical tensions, the impact of the COVID-19 pandemic on the Company and its customers, the other risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the subsequently filed Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Products	$85,761	$89,401	$61,445
Services	78,283	71,919	64,144
	164,044	161,320	125,589

Costs and expenses:
Product costs	64,801	72,890	49,463
Service costs	61,803	60,357	52,847
Cost of revenues (exclusive of depreciation and amortization expense presented below)(1)	126,604	133,247	102,310
Selling, general and administrative expense	23,833	20,297	21,225
Depreciation and amortization expense	17,817	18,655	21,520
Impairments of fixed assets	—	722	650
Other operating (income) expense, net	126	(328)	(354)
	168,380	172,593	145,351
Operating loss	(4,336)	(11,273)	(19,762)

Interest expense, net	(2,672)	(2,577)	(2,325)
Other income (expense), net(2)	1,025	(6,289)	3,960
Loss before income taxes	(5,983)	(20,139)	(18,127)
Income tax (provision) benefit	(3,441)	269	2,317
Net loss	$(9,424)	$(19,870)	$(15,810)

Net loss per share:
Basic	$(0.16)	$(0.33)	$(0.26)
Diluted	$(0.16)	$(0.33)	$(0.26)

Weighted average number of common shares outstanding:
Basic	60,498	60,380	60,098
Diluted	60,498	60,380	60,098

(1) In the three months ended December 31, 2021, cost of revenues (exclusive of depreciation and amortization expense) included non-cash inventory impairment charges of $1.5 million (in service costs).

(2) Other expense, net in the three months ended December 31, 2021 included a non-cash loss of $9.3 million associated with the reclassification of unrealized foreign currency translation adjustments which were released upon the liquidation of an international operation. For the three months ended March 31, 2021, other income, net included non-cash gains of $3.6 million recognized in connection with the purchases of $125.0 million principal amount of the 2023 Notes.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,158	$52,852
Accounts receivable, net	194,257	186,080
Inventories, net	180,886	168,573
Prepaid expenses and other current assets	20,238	19,222
Total current assets	434,539	426,727

Property, plant, and equipment, net	330,118	338,583
Operating lease assets, net	26,202	25,388
Goodwill, net	76,179	76,412
Other intangible assets, net	180,639	185,749
Other noncurrent assets	30,288	32,889
Total assets	$1,077,965	$1,085,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$44,047	$18,262
Accounts payable	60,650	63,343
Accrued liabilities	41,541	43,401
Current operating lease liabilities	6,143	6,481
Income taxes payable	4,857	2,564
Deferred revenue	47,560	43,236
Total current liabilities	204,798	177,287

Long-term debt	134,790	160,488
Long-term operating lease liabilities	24,169	23,452
Deferred income taxes	2,897	3,637
Other noncurrent liabilities	23,203	25,058
Total liabilities	389,857	389,922

Stockholders' equity:
Common stock	746	739
Additional paid-in capital	1,106,963	1,105,135
Retained earnings	272,143	281,567
Accumulated other comprehensive loss	(65,170)	(66,031)
Treasury stock	(626,574)	(625,584)
Total stockholders' equity	688,108	695,826
Total liabilities and stockholders' equity	$1,077,965	$1,085,748

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Cash flows from operating activities:
Net loss	$(9,424)	$(15,810)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	17,817	21,520
Impairments of fixed assets	—	650
Stock-based compensation expense	1,835	2,820
Amortization of debt discount and deferred financing costs	469	895
Deferred income tax benefit	(174)	(2,710)
Gains on extinguishment of 1.50% convertible senior notes	—	(3,637)
Gains on disposals of assets	(543)	(307)
Other, net	550	285
Changes in operating assets and liabilities:
Accounts receivable	(9,086)	(10,701)
Inventories	(13,090)	(3,890)
Accounts payable and accrued liabilities	(4,555)	1,648
Deferred revenue	4,324	(206)
Other operating assets and liabilities, net	1,142	1,026
Net cash flows used in operating activities	(10,735)	(8,417)

Cash flows from investing activities:
Capital expenditures	(2,858)	(4,120)
Proceeds from disposition of property and equipment	869	1,851
Other, net	(67)	(95)
Net cash flows used in investing activities	(2,056)	(2,364)

Cash flows from financing activities:
Revolving credit facility borrowings	367	12,220
Revolving credit facility repayments	(367)	(24,220)
Issuance of 4.75% convertible senior notes	—	135,000
Purchases of 1.50% convertible senior notes	—	(120,000)
Other debt and finance lease repayments, net	(165)	(145)
Payment of financing costs	(68)	(7,961)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(990)	(1,500)
Net cash flows used in financing activities	(1,223)	(6,606)

Effect of exchange rate changes on cash and cash equivalents	320	(111)
Net change in cash and cash equivalents	(13,694)	(17,498)
Cash and cash equivalents, beginning of period	52,852	72,011
Cash and cash equivalents, end of period	$39,158	$54,513

Cash paid for:
Interest	$522	$1,842
Income taxes, net	119	577

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended
	March 31, 2022(2)	December 31, 2021(3)	March 31, 2021(4)
Revenues:
Offshore/Manufactured Products(1):
Project-driven products	$33,844	$43,603	$21,374
Short-cycle products	20,624	18,212	12,250
Other products and services	29,644	30,394	26,985
Total Offshore/Manufactured Products	84,112	92,209	60,609
Well Site Services	48,172	43,336	39,550
Downhole Technologies	31,760	25,775	25,430
Total revenues	$164,044	$161,320	$125,589

Operating income (loss):
Offshore/Manufactured Products	$10,196	$7,802	$1,071
Well Site Services	(3,395)	(7,818)	(9,853)
Downhole Technologies	(1,505)	(4,525)	(1,615)
Corporate	(9,632)	(6,732)	(9,365)
Total operating loss	$(4,336)	$(11,273)	$(19,762)

(1) Disaggregated revenue data is provided to supplement the Segment Data.

(2) Operating income (loss) for the three months ended March 31, 2022 included $0.8 million of bad debt expense on receivables from Russia-based customers within the Offshore/Manufactured Products segment.

(3) Operating income (loss) for the three months ended December 31, 2021 included $0.3 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Well Site Services segment, operating income (loss) included non-cash inventory and fixed asset impairment charges of $1.5 million and $0.7 million, respectively, and severance and restructuring charges of $0.3 million. In the Downhole Technologies segment, operating income (loss) included severance and restructuring charges of $0.2 million.

(4) Operating income (loss) for the three months ended March 31, 2021 included $0.3 million of severance and restructuring charges related to the Offshore/Manufactured Products segment. In the Well Site Services segment, operating income (loss) included non-cash fixed asset impairment charges of $0.7 million and severance and restructuring charges of $1.3 million. In the Downhole Technologies segment, operating income (loss) included severance and restructuring charges of $0.3 million. In Corporate, operating income (loss) included $1.6 million of severance charges.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Offshore/Manufactured Products:
Operating income	$10,196	$7,802	$1,071
Other income (expense), net	41	21	(62)
Depreciation and amortization expense	5,330	5,502	5,469
Segment EBITDA	15,567	13,325	6,478
Severance and restructuring charges	—	330	282
Adjusted Segment EBITDA	$15,567	$13,655	$6,760

Well Site Services:
Operating loss	$(3,395)	$(7,818)	$(9,853)
Other income	986	3,010	387
Depreciation and amortization expense	7,932	8,511	11,468
Impairments of inventories	—	1,468	—
Impairment of fixed assets	—	722	650
Segment EBITDA	5,523	5,893	2,652
Severance and restructuring charges	—	257	1,306
Adjusted Segment EBITDA	$5,523	$6,150	$3,958

Downhole Technologies:
Operating loss	$(1,505)	$(4,525)	$(1,615)
Other expense, net	(2)	—	(2)
Depreciation and amortization expense	4,384	4,455	4,389
Segment EBITDA	2,877	(70)	2,772
Severance and restructuring charges	—	202	275
Adjusted Segment EBITDA	$2,877	$132	$3,047

Corporate:
Operating loss	$(9,632)	$(6,732)	$(9,365)
Other income (expense)	—	(9,320)	3,637
Depreciation and amortization expense	171	187	194
Release of foreign currency translation adjustments on liquidation of an international operation	—	9,320	—
Gains on extinguishment of debt	—	—	(3,637)
EBITDA	(9,461)	(6,545)	(9,171)
Severance charges	—	—	1,555
Adjusted EBITDA	$(9,461)	$(6,545)	$(7,616)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
CONSOLIDATED EBITDA AND ADJUSTED CONSOLIDATED EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021

Net loss	$(9,424)	$(19,870)	$(15,810)
Interest expense, net	2,672	2,577	2,325
Income tax provision (benefit)	3,441	(269)	(2,317)
Depreciation and amortization expense	17,817	18,655	21,520
Impairments of inventories	—	1,468	—
Impairments of fixed and lease assets	—	722	650
Release of foreign currency translation adjustments on liquidation of an international operation	—	9,320	—
Gains on extinguishment of 1.50% convertible senior notes	—	—	(3,637)
Consolidated EBITDA	14,506	12,603	2,731
Severance and restructuring charges	—	789	3,418
Adjusted Consolidated EBITDA	$14,506	$13,392	$6,149

(A) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net loss plus net interest expense, taxes, depreciation and amortization expense, non-cash asset impairment charges and a non-cash loss associated with the reclassification of unrealized foreign currency translation adjustments which were released upon the liquidation of an international operation, less gains on extinguishment of 1.50% convertible senior notes (the "2023 Notes") and adjustments for certain other items. Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity. Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as supplemental disclosures because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Consolidated EBITDA and Adjusted Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus other income (expense), depreciation and amortization expense, non-cash asset impairment charges and a non-cash loss associated with the reclassification of unrealized foreign currency translation adjustments which were released upon the liquidation of an international operation, less gains on extinguishment of the 2023 Notes and adjustments for certain other items. EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as supplemental disclosures because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

SOURCE: Oil States International, Inc.